Exhibit 10.1

PURCHASE AGREEMENT

(The Pike Outlets)

THIS PURCHASE AGREEMENT (this “Agreement”) is made effective as of May 1, 2026 (the “Effective Date”) by and between DDR URBAN LP, a Delaware limited partnership (“Seller”), and PIKE LONG BEACH OWNER LLC, a Delaware limited liability company (“Buyer”).

SECTION 1 THE PROPERTY.

1.1
Seller agrees to sell and Buyer agrees to purchase the ground leasehold interest in real property consisting of approximately 18,645 acres of land situated at the location generally known as 95 S. Pine Ave. in Long Beach, the County of Los Angeles, State of California, and more particularly described on Exhibit “A”, together with all improvements located thereon, if any, and all appurtenant easements, rights, and privileges (the “Property”). The Property is commonly referred to as The Pike Outlets, as shown on the site plan attached as Exhibit “B”.
1.2
At Closing, Seller further agrees to assign, transfer and convey to Buyer, and Buyer agrees to acquire and assume from Seller, for no additional consideration (aside from the Purchase Price (as hereinafter defined) as more particularly set forth herein), Seller’s right, title and interest in and to the following:
a)
All of Seller’s right, title and leasehold interest to that certain Second Amended and Restated Ground Lease dated February 23, 2001, by and between the City of Long Beach, a Chartered City and Municipal Corporation (the “City”), as ground lessor, and Seller, as ground lessee, as disclosed by that certain Memorandum of Lease recorded May 23, 2002, as Instrument No. 02-1198362 in the Official Records of Los Angeles County (the “Official Records”), as amended by that certain Amendment to Second Amended and Restated Ground Lease and Memorandum of Lease dated September 21, 2006 and recorded February 1, 2007 as Instrument No. 20070221123 of the Official records, as further affected by that certain Certificate of Completion dated May 22, 2025, and recorded June 02, 2025 as Instrument No. 20250366850 of Official Records (collectively, the “Ground Lease”);
b)
All of Seller’s right, title and interest, if any, in and to all apparatus, fittings and fixtures in or on the Property or which are attached thereto (the “Fixtures”);provided, however, that the foregoing shall in no event include any Fixtures owned by the tenants;
c)
All of Seller’s right, title and interest, if any, in and to any equipment, machinery and personal property located in or on the Property and owned by Seller (the “Personal Property”);
d)
All of Seller’s right, title and interest, if any, in and to the trademark, service mark, trade name and name directly relating to “The Pike Outlets” (the “Intellectual Property”);

e)
The landlord’s and lessor’s interest in all leasehold estates created by the Leases and the Temporary Occupancy Agreements (each as hereinafter defined);
f)
All of Seller’s right, title and interest, if any, in and to all warranties and guaranties, if any, relating to the Property, to the extent transferrable and/or assignable (collectively, the “Warranties”); provided, however, Buyer shall be solely responsible for all assignment or transfer fees, costs and expenses associated with and/or payable in connection with the foregoing assignment and transfer of any such Warranties;
g)
All of Seller’s right, title and interest, if any, in and to all consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality relating to the Property, to the extent transferrable and/or assignable (the “Permits”); provided, however, Buyer shall be solely responsible for all assignment or transfer fees, costs and expenses associated with and/or payable in connection with the foregoing assignment and transfer of any such Permits;
h)
All of Seller’s right, title and interest in and to those certain leases and/or solar power service agreements (together with all ancillary and other agreements and documents related thereto) in connection with the provision of certain solar power services (each a “Solar Lease” and, collectively, the “Solar Leases”), which Solar Leases are listed on Schedule “1.2(h)” attached hereto and made a part hereof;
i)
All of Seller’s right, title and interest, if any, in the website known as “http://www.thepikeoutlets.com” and all social media handles or usernames specific to the Property, including but not limited to, Facebook and Instagram; and
j)
All of Seller’s right, title and interest, if any, in and to all Permitted Exceptions (as hereinafter defined).

SECTION 2 PURCHASE PRICE. Buyer agrees to pay Seller, as the purchase price for the Property, the sum of Fifty Million and 00/100 Dollars ($50,000,000.00) (the “Purchase Price”). The Purchase Price shall be paid as follows:

a)
Within two (2) business days after the Effective Date of this Agreement, Buyer shall deposit One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) with the Escrow Agent (as hereinafter defined) in escrow as an initial earnest money deposit (the “Earnest Deposit”). In the event Buyer fails to deliver the Earnest Deposit within such two (2) business day period, then same shall constitute an immediate event of default under this Agreement and Seller shall be entitled to terminate this Agreement upon written notice to Buyer. Upon the expiration of the Due Diligence Period, unless otherwise specified in this Agreement, the Earnest Deposit shall be nonrefundable to Buyer but shall be applicable to the Purchase Price at Closing;
b)
Buyer shall deliver the Purchase Price, less the Earnest Deposit and the credits authorized to Buyer, in immediately available funds in escrow with the Escrow Agent on or prior to the Closing Date (as hereinafter defined); and

c)
Notwithstanding anything in this Agreement to the contrary, a portion of the Earnest Deposit in the amount of One Hundred and 00/100 Dollars ($100.00) will be non-refundable to Buyer and will be distributed to Seller upon any termination of this Agreement as independent consideration for Seller’s performance under this Agreement. If this Agreement is properly terminated by Buyer pursuant to a right of termination granted to Buyer by any provision of this Agreement, if any, the One Hundred and 00/100 Dollars ($100.00) non-refundable portion of the Earnest Deposit will be promptly distributed to Seller and, subject to the relevant provisions herein, the balance of the Earnest Deposit remaining after distribution of the independent consideration to Seller will be promptly returned to Buyer.

SECTION 3 ESCROW AND TITLE INSURANCE.

3.1
Escrow Agent. The parties hereto designate First American Title Insurance Company, 950 Main Avenue, Suite 450, Cleveland, Ohio 44113, Attention: Rebecca Groetsch; email: RGroetsch@firstam.com (the “Title Company”) as the escrow agent (the “Escrow Agent”) in connection with this transaction. This Agreement shall serve as escrow instructions and shall be subject to the usual conditions of acceptance of the Escrow Agent, insofar as the same are not inconsistent with any of the terms hereof. By execution of this Agreement, the Escrow Agent agrees that the Earnest Deposit shall be held as a deposit under this Agreement in an interest-bearing account and: (i) applied against the Purchase Price if Closing occurs; or (ii) delivered to Seller or Buyer, in accordance with the terms of this Agreement upon the written approval of Seller and Buyer, if Closing does not occur. Interest on the Earnest Deposit shall be paid to the party entitled to receive the Earnest Deposit pursuant to this Agreement.
a)
Escrow Agent is hereby appointed by Buyer and Seller to receive, hold and dispose of the Earnest Deposit set forth above in accordance with the terms and conditions hereof. Escrow Agent shall not release any or all of the Earnest Deposit without joint written instructions from Buyer and Seller. Escrow Agent is acting solely as a stakeholder and depository, and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness, or validity of the subject matter of the escrow, or for the identity or authority of any person executing or depositing it.
b)
Buyer and Seller agree to indemnify, defend and hold harmless the Escrow Agent from and against any loss, cost, damage, expense and attorney’s fees in connection with or in any way arising out of this Agreement, other than expenses resulting from the Escrow Agent’s own gross negligence or willful misconduct.
c)
In the event of a dispute concerning the Earnest Deposit, Escrow Agent may continue to hold the Earnest Deposit pursuant to the terms hereof, or may, after giving Buyer and Seller at least 15 days’ advance, written notice, at the joint and several cost of the Buyer and Seller, deposit the same in a court of competent jurisdiction. Escrow Agent may dispose of the Earnest Deposit in accordance with a court order, and shall be fully protected if it acts in accordance with any such court order.
d)
Escrow Agent may, at its own expense, consult with legal counsel in the event of any dispute or questions as to the construction of any provisions hereof or its duties hereunder, and it shall be fully protected in acting in accordance with the opinion or instructions of such counsel.
e)
Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other document Escrow Agent in good faith believes to be genuine and what it purports to be.
3.2
Title/Survey.
a)
Within three (3) business days of the Effective Date, Seller shall order from the Title Company a commitment (the “Commitment”) to issue an ALTA Owner’s Policy of Title Insurance in an amount equal to the Purchase Price (the “Title Policy”). Buyer shall have the right to order and obtain, at its expense, a new survey or an update of Seller’s existing survey, if any, of the Property (collectively, the “Survey”). In the event Buyer desires to obtain a Survey, then Buyer shall order same no later than five (5) days after the Effective Date and shall deliver a copy of the Survey to Seller promptly upon receipt from the surveyor. The Survey shall be certified to Seller, Buyer and the Title Company. The Survey shall be in form and substance sufficient to delete the standard survey exception from the Title Policy. On or before the Closing Date, Seller shall execute and deliver to the Title Company an affidavit to delete the standard preprinted exception for mechanic’s liens from the Title Policy, substantially in the form of Exhibit “H” (the “Title Affidavit”). It shall be a condition precedent to Buyer’s obligation to purchase the Property that the Title Company can and will, on the Closing Date, issue the Title Policy in accordance with the Commitment and subject only to the Permitted Exceptions (as hereinafter defined).
b)
Buyer shall have the right to object to: (i) any matters disclosed by the Commitment (“Title Objections”), and (ii) any matters disclosed by a Survey (“Survey Objections”); provided that Buyer delivers written notice of any valid Title Objections or Survey Objections on or before the seventh (7th) business day prior to the expiration of the Due Diligence Period; otherwise any such objections shall be deemed to be waived. If Buyer delivers in a timely manner written notice of any valid Title Objections and/or Survey Objections (collectively, “Objections”), then Seller shall within five (5) business days from receipt of any Objections from Buyer notify Buyer in writing (“Seller’s Response”) whether Seller elects, in Seller’s sole discretion, to: (i) cure any such Objections on or prior to the Closing Date, or (ii) not to cure any such Objections. If Seller elects to cure an Objection under the previous sentence and fails to do so by the Closing Date, Buyer shall have the right to (x) terminate this Agreement, whereupon the Escrow Agent shall promptly deliver the Earnest Deposit to Buyer, and Seller shall reimburse Buyer for its Pursuit Costs (as defined in Section 10.2 below) in an amount not to exceed Two Hundred Thousand and 00/100 Dollars ($200,000.00) (“Pursuit Costs Cap”), or (y) waive the Objections and proceed to purchase the Property with such condition of title as Seller is able to convey and/or subject to the Objections, without a reduction of the Purchase Price therefore, in which event the items objected to which were not cured shall be deemed to be acceptable to Buyer. In the event Seller fails to deliver Seller’s Response to Buyer within such five (5) business day period, Seller shall be deemed to have elected not to cure any of the Objections. If Seller’s Response states that Seller elects not to cure any of the Objections on or prior to the Closing Date, or if Seller is deemed to have elected not to cure any of the Objections as set forth above, then by the expiration of the Due Diligence Period, Buyer shall elect to either (x) terminate this Agreement, whereupon the Escrow Agent shall promptly deliver the Earnest Deposit to Buyer, or (y) waive the Objections and proceed to purchase the Property with such condition of title as Seller is able to convey and/or subject to the Objections, without a reduction of the Purchase Price therefor, in which event the items objected to which were not cured shall be deemed to be acceptable to Buyer. If Buyer fails to timely make such election, then Buyer shall be deemed to have elected to purchase the Property pursuant to the foregoing clause (y).
c)
Notwithstanding anything contained in this Agreement, if, after the end of the Due Diligence Period but before the Closing Date, Buyer first receives an update of the Commitment that takes exception for matters that are not disclosed in the Commitment, Buyer shall have the right to give Seller a written notice (a “Buyer Intervening Title Objection Notice”) that sets forth such matters in reasonable detail (“Buyer Intervening Title Objections”); provided, however, that any Buyer Intervening Title Objection Notice (together with copies of the applicable updated title commitment or title report and the applicable underlying exception documents referenced therein) must be provided to Seller within five (5) business days after Buyer receives the same (but in no event later than the Closing Date). If Buyer fails to include an objection to any intervening title or survey matter affecting the Property as of the effective date of the updated Commitment in a Buyer Intervening Title Objection Notice, or if Buyer fails timely to give Seller a Purchaser Intervening Title Objection Notice, any such matters shall be Permitted Exceptions and Buyer shall have no further right to object to such matters. Seller shall have five (5) days from its receipt of a Buyer Intervening Title Objection Notice (“Seller’s Additional Title Election Period”) to give Buyer a written notice (“Seller’s Intervening Title Notice”) that identifies the Buyer Intervening Title Objections, if any, that Seller will remove by the Closing Date. If Seller does not give Seller’s Intervening Title Notice by the end of Seller’s Additional Title Election Period, Seller shall be deemed to have elected not to Remove and not to use reasonable efforts to Remove any matters set forth in the applicable Purchaser Intervening Title Election Notice. Any Buyer Intervening Title Objections that are not identified in a Seller’s Intervening Title Notice as matters that Seller will remove by Closing, or Purchaser Intervening Title Objections that Seller is deemed to have elected not to remove, shall constitute Permitted Exceptions and Buyer shall have until the earlier of (1) five (5) business days after the expiration of Seller’s Additional Title Election Period and (2) the Closing Date (the earlier of such dates, the “Buyer Title Election Date”) to give Seller written notice that Buyer elects either to waive the applicable Buyer Intervening Title Objections or to terminate this Agreement, and if Buyer gives Seller a written termination notice by the Buyer Title Election Date, this Agreement shall terminate, the Earnest Deposit shall promptly be returned to Buyer and thereafter Buyer and Seller shall have no further obligations or liabilities under this Agreement except for the obligations that expressly survive the termination of this Agreement. If Buyer timely gives Seller a Buyer Intervening Title Objection Notice in accordance with the above provisions and Seller elects to remove any one or more of the Buyer Intervening Title Objections, then (A) the Buyer Intervening Title Objections that are identified in a Seller’s Intervening Title Notice as matters that Seller will remove by Closing shall not constitute Permitted Exceptions, (B) Seller shall have until the Closing Date to remove such matters, and (C) if such matters are not removed by the Closing Date, Buyer shall have the option of either (1)

accepting the title as it then is or (2) terminating this Agreement and receiving a refund of the Earnest Deposit and being reimbursed by Seller for its Pursuit Costs (as defined in Section 10.2), which shall promptly be returned to, and paid to, Buyer; thereupon, except for those obligations that expressly survive the termination of this Agreement, Buyer and Seller shall have no further obligations or liabilities under this Agreement. If Seller elects to remove any one or more Buyer Intervening Title Objections, (y) Seller shall in no event be required to bring suit to clear any claimed title or survey defects and (z) except for Voluntary Liens (as defined in Section 3.3).
d)
Notwithstanding anything contained in this Agreement to the contrary, with respect to all matters affecting title to the Property, and any liens or encumbrances affecting the Property, Buyer acknowledges and agrees that it is relying upon the Title Policy. If Buyer has a claim under the Title Policy and the subject matter of that claim also constitutes the breach of any representation, warranty or covenant made by Seller in this Agreement or the Ground Lease Assignment (hereinafter defined), Buyer agrees that it will look first to the Title Policy for recovery of such claim, and Buyer shall only assert any claim against Seller for recovery of such claim after all remedies available to Buyer under the Title Policy are exhausted and any recovery from Seller hereunder shall be in excess of remedies received by Buyer under the Title Policy. This Subsection shall survive Closing and delivery of the Ground Lease Assignment.
3.3
Release of Mortgages. Except for real estate taxes and assessments not yet due and payable as of the Closing, all mortgages, deeds of trust and monetary liens of ascertainable amounts granted or assumed in writing by Seller encumbering the Property or any portion thereof, incurred by, for, or on behalf of Seller or an affiliate of Seller (“Voluntary Liens”) shall be paid by Seller at or prior to Closing, or removed from record by the Title Company. For clarity, in no event shall the foregoing require Seller to satisfy or expend money to remove any mortgages, deeds of trust or monetary liens of ascertainable amounts incurred by, for, or on behalf of any tenant or other occupant of the Property. Voluntary Liens shall not be considered Permitted Exceptions (hereinafter defined).

SECTION 4 CONVEYANCE. On the Closing Date, Seller shall convey title to the Property by an assignment and assumption of ground lease agreement substantially in the form attached hereto as Exhibit “J” (the “Ground Lease Assignment”), free and clear of all liens and encumbrances, except the following (collectively, the “Permitted Exceptions”): (i) real estate taxes and assessments, both general and special, not yet due and payable; (ii) declarations, conditions, covenants, restrictions, easements, rights of way and other matters of record, including without limitation, those items shown on the subdivision plat of the Property, which are not objected to or are waived by Buyer pursuant to Section 3.2 herein; (iii) zoning and building ordinances; (iv) the lien of supplemental taxes assessed pursuant to the California Revenue and Taxation Code; (v) those matters disclosed by the Survey or which would be disclosed by any accurate survey of the Property; (vi) matters of record as of the Effective Date not objected to by Buyer or which were Objections and Buyer elected to waive in accordance with Section 3.2 above; (vii) the rights of tenants in possession as tenants only; and (viii) the rights of any third-party pursuant to any unrecorded cable agreement more particularly described on Exhibit “C” attached hereto (the “Cable Agreements”), if any, and any licensees and/or temporary occupants under the Temporary Occupancy Agreements, if any. Transfer of Seller’s interest as landlord under the leases then in effect at Closing with respect to the Property (collectively, the “Leases”) shall be made by an Assignment and Assumption Agreement (the “Assignment of Leases”), substantially in the form of the Assignment of Leases and Guaranties attached hereto as Exhibit “D” and made a part hereof, to be executed by Seller and Buyer effective as of Closing. The Leases in effect as of the Effective Date are more particularly described on Exhibit “C” attached hereto and made a part hereof. In addition, Seller shall assign to Buyer at Closing the Cable Agreements and all license agreements and other temporary occupancy agreements then in effect with respect to the Property (collectively, the “Temporary Occupancy Agreements”). The Cable Agreements and Temporary Occupancy Agreements in effect as of the Effective Date, if any, are also set forth on Exhibit “C” attached hereto.

4.1.
Buyer agrees, at Closing, to assume in writing the due performance of all of the obligations of Seller from and after the Closing Date under each Solar Lease (as defined in Schedule “1.2(h)”) pursuant to a written instrument for the applicable Solar Lease between Buyer (or an affiliate of Buyer), and Seller, substantially in the form of Exhibit “N”, attached hereto and made a part hereof (each a “Solar Lease Assignment” and, collectively, the “Solar Lease Assignments”). Each Solar Lease Assignment shall: (i) assign Seller’s right, title and interest in and to such Solar Lease to Buyer (or the applicable affiliate of Buyer), with Buyer (or the applicable affiliate of Buyer) assuming all of Seller’s obligations under such Solar Lease from and after Closing; (ii) release Seller from any further obligations or liability accruing under or in connection with such Solar Lease from and after Closing; and (iii) release Host Guarantor (as hereinafter defined) from any further obligations or liability accruing under or in connection with such Solar Lease from and after Closing. The term “Host Guarantor” means that affiliate of Seller that is currently the Host Guarantor under the Solar Leases and related guaranties and agreements as identified therein. Within fifteen (15) business days after Closing, Buyer shall provide a copy of each fully executed Solar Lease Assignment and a certified copy of a properly executed corporate resolution authorizing each such Solar Lease Assignment to SunEdison Origination3, LLC, a Delaware limited liability company (“SunEdison”). This Section 4.3 shall survive the Closing and not be merged therein.

SECTION 5 PRORATIONS AND CLOSING COSTS.

5.1
Rents.
a)
Ground Lease Rents. Buyer shall credit to Seller at the Closing (i) the total amount of Base Rent (as defined in the Ground Lease), and any other charges under the Ground Lease actually paid by Seller pursuant to the Ground Lease (collectively, the “Ground Lease Rents”) attributable to the calendar month in which the Closing occurs, prorated for the number of days during such calendar month of the Closing Date, applicable to periods before the Closing, and (ii) all prepaid and overpaid Ground Lease Rents applicable to periods after the Closing.
b)
Tenant Rents. All collected Rents (as hereinafter defined) shall be prorated between Seller and Buyer as of 12:01 AM on the Closing Date. Seller shall be entitled to all collected Rents attributable to any period prior to, but not including, the Closing Date. Buyer shall be entitled to all collected Rents attributable to any period on and after the Closing Date. For a period of two hundred forty (240) days following Closing, Buyer shall make a good faith effort to collect any Rents not collected as of the Closing Date on

Seller’s behalf and to tender the same to Seller upon receipt (which obligation of Buyer shall survive the Closing for a period of two hundred seventy (270) days); provided, however, that all Rents collected by Buyer on or after the Closing Date shall first be applied to all amounts due under the Leases at the time of collection (i.e., current Rents and sums due Buyer as the current owner and landlord) with the balance (if any) payable to Seller, but only to the extent of amounts delinquent and actually due Seller (“Delinquent Rent”). Notwithstanding the foregoing, Buyer shall not be required to engage a collection agency, commence any legal proceedings, or terminate any Lease. Buyer shall not have an exclusive right to collect the sums due Seller under the Leases for sums due with respect to periods prior to the Closing Date; provided however, that Seller shall not, without Buyer’s express prior written consent, commence, maintain or join any legal proceeding, claim, counterclaim, setoff, defense, lien, or other enforcement action against any tenant to the extent the same relates to the Property, the Leases, the tenant’s occupancy of the Property or any amounts arising from or allocable to the Property. Notwithstanding the foregoing, Seller may participate in or pursue claims against a tenant in connection with disputes relating primarily to other properties owned or formerly owned by Seller or its affiliates, so long as such action does not seek against the Property or impair Buyer’s relationship with such tenant at the Property, or adversely affect the Leases or the operation of the Property. The terms of the immediately preceding sentence shall survive the Closing Date for a period of six (6) months. “Rents” shall mean all base rents, additional rent and operating expense reimbursements and escalations due from the tenants of the Property under the Leases and Temporary Occupancy Agreements.
5.2
Property Operating Expenses. Operating Expenses (as hereinafter defined) for the Property shall be prorated as of 11:59 PM on the day immediately preceding the Closing Date. Seller shall pay all utility charges and other operating expenses attributable to the Property, if any (collectively, the “Operating Expenses”), incurred prior to, but not including, the Closing Date (except for those Operating Expenses payable, whether actually paid or unpaid, by tenants for such tenant’s leased premises in accordance with the Leases) and Buyer shall pay all Operating Expenses attributable to the Property on and after the Closing Date. All Operating Expenses paid or payable by tenants in accordance with the Leases shall be allocated between Seller and Buyer, with Seller responsible for periods prior to, but not including, the Closing Date and Buyer responsible for all periods on and after the Closing Date, and all applicable amounts to be trued up between Seller and Buyer in accordance with this Section 5.2. Seller agrees to use commercially reasonable efforts to cause all meters for all public utilities (including water) being used on the Property to be read on the day of giving possession to Buyer or as soon as reasonably practical following the Closing Date. Buyer shall arrange with such services and companies to have accounts opened in Buyer’s name beginning at 12:00 AM on the Closing Date. To the extent that the amount of actual consumption of any utility services is not determined prior to the Closing Date, a proration shall be made at Closing based on the last available reading. Seller shall not assign to Buyer any deposits which Seller has with any of the utility services or companies servicing the Property. Within ninety (90) days following the Closing Date, Seller shall deliver to Buyer a reconciliation statement of the Operating Expenses for the Property for the portion of the calendar year in which the Closing occurs that the Property was owned by Seller. Seller’s reconciliation statement shall include tenant invoice calculations and reasonable Operating Expense invoice back-up. Within the thirty (30) day period following Seller’s delivery of such reconciliation statement for Operating Expenses, Seller and Buyer shall work in good faith to resolve any issues with respect to such reconciliation statement. Upon approval of the Operating Expense reconciliation statement, Seller shall remit any amounts due to Buyer within thirty (30) days and Buyer shall remit any amounts due to Seller within thirty (30) days. Thereafter, Buyer shall be solely responsible for performing any Operating Expense reconciliations with tenants under the Leases with respect to the entire calendar year in which the Closing occurs. Buyer shall include in any Operating Expense reconciliations with the tenants under the Leases copies of any applicable billing statements and invoice back-up provided by Seller for operating expenses incurred by Seller during the period of Seller’s ownership of the Property.

This Section 5.2 shall survive the Closing and not be merged therein.

5.3
Real Estate Taxes and Assessments.
a)
Real estate taxes and assessments, both general and special that are payable to the taxing authority (collectively, the “Tax Expense”) shall be prorated as of 11:59 PM on the day immediately preceding the Closing Date. Seller shall be responsible for the Tax Expense attributable to the Property prior to, but not including, the Closing Date (except for the Tax Expense, whether actually paid or unpaid, which is payable directly by tenants to the taxing authority for such tenant’s leased premises in accordance with the Leases), and Buyer shall be responsible for the Tax Expense attributable to the Property on and after the Closing Date. If the Closing occurs prior to the receipt by Seller of the bill for the Tax Expense for the calendar year in which the Closing occurs, the Tax Expense shall be prorated on the basis of the last officially certified and available tax duplicate. Monthly and/or lump sum amounts Seller, as landlord, has collected from tenants under the Leases and Temporary Occupancy Agreements as reimbursements or prepayments of Seller’s Tax Expense (collectively, “Tax Receivables”) shall be prorated between Buyer and Seller as of the Closing Date. The collected Tax Receivables shall be matched against the applicable Tax Expense to which they relate. Seller shall be entitled to Tax Receivables to the extent they relate to the Tax Expense attributable to the period prior to, but not including the Closing Date, and Buyer shall be entitled to Tax Receivables to the extent they relate to the Tax Expense attributable to the Closing Date or thereafter. After receipt of a final bill for the Tax Expense, Buyer shall promptly prepare and present to Seller a calculation of the re-proration of the Tax Expense and Tax Receivables, based upon the actual amount of such Tax Expense charged and/or Tax Receivables received by the parties for the year or other applicable fiscal period. The parties shall make the appropriate adjusting payment between them within thirty (30) days after presentment to Seller of Buyer's calculation and appropriate back-up information. Buyer shall provide Seller with appropriate backup materials related to the calculation. With respect to any portion of the Property that is a separate tax parcel, and the applicable tenant pays the Tax Expense with respect to such parcel directly to the taxing authority under the terms of its lease, the Tax Expense for that parcel shall not be prorated between Buyer and Seller at Closing as such tenant(s) shall be responsible for paying the taxing authority for such Tax Expense as it becomes due pursuant to the terms of its lease.
b)
Notwithstanding the foregoing, Seller shall have the right to file and pursue any real estate appeals attributable to Seller’s period of ownership of the Property, with respect to tax assessments for the Property. If Seller is successful in any such tax appeal related to the calendar year in which the Closing occurs, Buyer and Seller shall share in the cost of any such appeal and rebates or refunds in the same proportion as the proration of the Tax Expense set forth on the settlement statement executed by the parties at Closing. Seller will also calculate and apply to tenants’ accounts credits and charges where applicable. Seller will provide copies of this calculation, along with copies of the billings to Buyer, along with any balance due to Buyer. If Buyer is successful in any such tax appeal attributable to Seller’s ownership period of the Property, Buyer and Seller shall share in the cost of any such appeal and rebates or refunds in the same proportion as the proration of the Tax Expense set forth on the settlement statement executed by the parties at Closing. Buyer will also calculate and apply to tenants’ accounts credits and charges where applicable. Buyer will provide copies of this calculation, along with copies of the billings to Seller, along with any balance due to Seller. All prorations hereunder shall be made within thirty (30) days after presentment of invoices or receipt of amounts applicable to this Subsection.
c)
This Section 5.3 shall survive the Closing for a period of three hundred sixty-five (365) days.
5.4
Costs to be Paid by Seller. Seller shall pay or be charged with the following costs and expenses in connection with this transaction:
a)
all governmental transfer taxes and conveyance fees on the sale and transfer of the Property;
b)
the cost of the title examination, the Commitment, and the premium for the Title Policy;
c)
one half (1/2) of the escrow fee and the reasonable closing fees charged by the Escrow Agent;
d)
the commission due to the Broker, as described and defined in Section 11 below; and
e)
the fees and expenses of Seller’s attorney(s).
5.5
Costs to be Paid by Buyer. Buyer shall pay the following costs and expenses in connection with this transaction:
a)
the cost of recording the Ground Lease Assignment;
b)
the cost of any endorsements to the Title Policy;
c)
one-half (1/2) of the escrow fee and the reasonable closing fees charged by the Escrow Agent;
d)
the cost of the Survey, if obtained;
e)
all costs and expenses in connection with Buyer’s financing, including the filing of all documents necessary to complete such financing;

f)
all costs incurred by Buyer in connection with its due diligence or other activities related to the Property; and
g)
the fees and expenses of Buyer’s attorney(s).
5.5
Security Deposits. Attached hereto as Schedule 5.6 is a list of all security deposits held by Seller under the Leases as of the Effective Date. At Closing, all security deposits from the tenants under the Leases, to the extent paid by such tenants to Seller and not applied by Seller prior to Closing (including, without limitation, application by Seller against any accounts receivable from such tenants that are due Seller), shall be credited to Buyer as a credit against the Purchase Price and shall be retained by Seller free and clear of any and all claims on the part of tenants. From and after Closing, Buyer shall be responsible for maintaining as security deposits and other deposits the aggregate amount so credited to Buyer in accordance with all applicable laws, rules and regulations, and in accordance with the provisions of the Leases relevant thereto. This Section 5.6 shall survive the Closing and not be merged therein.
5.6
Leasing Commissions; Tenant Improvement Allowances. Attached hereto as Schedule 5.7 is list of all unpaid leasing commissions and tenant improvement allowances as of the Effective Date with respect to any Leases which exist as of the Effective Date (each an “Existing Lease” and collectively, the “Existing Leases”) together with the amount of each such unpaid obligation. At (and subject to) Closing, to the extent there are any unpaid leasing commissions and tenant improvement allowances expressly set forth on Schedule 5.7 with respect to Existing Leases, Buyer shall (i) receive a credit against the Purchase Price in the amount of any unpaid leasing commissions and tenant improvement allowances with respect to such Existing Leases, and (ii) assume the obligation for the payment of unpaid leasing commissions and tenant improvement allowances with respect to Existing Leases expressly set forth on Schedule 5.7 and credited to Buyer at Closing. In addition, Buyer shall be responsible for any and all leasing commissions, tenant improvement expenses and other leasing incentives arising from leases, amendments, renewals, or other leasing transactions in respect of any new lease or any renewal, extension or expansion of an Existing Lease entered into after the Effective Date that was approved or consented to by Buyer (or deemed approved or consented to by Buyer) in accordance with this Agreement. If and to the extent Buyer shall be responsible for any such leasing commissions, tenant improvement expenses and other leasing incentives in accordance with the foregoing, Buyer hereby expressly assumes the obligation to make such payments following the Closing Date, and Buyer shall indemnify, defend, and hold harmless Seller from and against any and all losses, costs, expenses, liabilities, claims and damages (including reasonable attorneys’ fees, court costs and litigation expenses) suffered by Seller as a result of Buyer’s failure to pay the aforementioned costs to the applicable broker or tenant when they become due and payable. All of the obligations of Buyer under this Section 5.7 shall survive Closing1

1 Pursuant to the below, the Banana Republic Lease will considered an Existing Lease – Lease Commissions should not be treated differently than other Leasing Costs.

5.7
Banana Republic Lease. Seller shall use commercially reasonable efforts to obtain an executed lease agreement with Banana Republic, LLC, a Delaware limited liability company (“Banana Republic”) for the lease of an area containing approximately 6,900 of the gross leasable area of the Property (the “Banana Republic Lease”). The Banana Republic Lease shall be in form and substance reasonably acceptable to Seller, Banana Republic and Buyer. Notwithstanding anything in Section 5.7 to the contrary, the Banana Republic Lease shall be deemed an Existing Lease for the purposes of Section 5.7 if the Banana Republic Lease is executed prior to Closing. Receipt of a final Banana Republic Lease shall not be a condition to Closing; provided, however, that Seller shall use commercially reasonable efforts to enter into the Banana Republic Lease prior to the expiration of the Due Diligence Period.

SECTION 6 POSSESSION AND CLOSING.

6.1
Closing. The transaction contemplated herein shall be closed via an escrow established at the office of the Escrow Agent at such time and on such date as may be agreed upon by Buyer and Seller; provided, however, that the closing shall occur on or before 3:00 PM (Eastern Time) on the thirtieth (30th) day following the expiration of the Due Diligence Period. The time and date of such closing is referred to herein as the “Closing Date” or the “Closing”.
6.2
Seller’s and Buyer’s Closing Deliveries.
a)
To effect the Closing, Seller shall deliver to the Escrow Agent the following:
(i)
signed counterparts of the Ground Lease Assignment;
(ii)
signed counterparts of the Assignment of Leases (which shall include an assignment and assumption of Seller’s interest in the Cable Agreements and Temporary Occupancy Agreements, if any);
(iii)
a certificate and affidavit of non-foreign status;
(iv)
a completed 1099-S request for taxpayer identification number and certification and acknowledgment;
(v)
the Title Affidavit;
(vi)
signed notices to all tenants and other occupants of the Property, substantially in the form of Exhibit “E” attached hereto and made a part hereof (the “Tenant Notice Letters”), advising them of the sale of the Property and directing them where to send all future rent and notices;
(vii)
certificates or resolutions of Seller authorizing the sale of the Property pursuant to this Agreement and the authority of the officer executing the closing documents on behalf of Seller;
(viii)
a Bill of Sale and General Assignment in favor of Buyer conveying Seller’s interest, if any and without warranty, in and to the Fixtures, the Personal Property,

the Intellectual Property, the Warranties and the Permits, substantially in the form of Exhibit “F” attached hereto and made a part hereof (the “General Assignment”);
(ix)
a certificate updating Seller’s representations and warranties set forth in Section 9.1 below, substantially in the form of Exhibit “I” attached hereto (the “Bring Down Certificate”); and
(x)
signed counterparts of the Assignment of Bond Documents in favor of Buyer conveying Seller’s interest, if any and without warranty, in and to the Bond Documents, substantially in the form of Exhibit “K” attached hereto and made a part hereof (the “Bond Assignment”);
(xi)
signed counterparts, executed by DDR Management, LLC, in favor of Buyer conveying DDR Management, LLC’s interest, if any and without warranty, in and to those certain agreements listed on Schedule 6.2(a) (“Operating Agreements”), substantially in the form of Exhibit “L” attached hereto and made a part hereof (the “Operating Agreement Assignment”);
(xii)
signed counterparts of the Assignment of Parking Facilities Agreement in favor of Buyer conveying Seller’s interest, if any and without warranty, in and to that certain Parking Facilities Agreement dated May 1, 2002 by and between the City of Long Beach and Seller, substantially in the form of Exhibit “M” attached hereto and made a part hereof (the “Parking Assignment”);
(xiii)
signed counterparts of the Solar Lease Assignments; and
(xiv)
a settlement statement with respect to the Closing.
b)
In addition, within three (3) business days following the Closing, Seller shall deliver to Buyer executed counterparts of all Leases and any amendments, guarantees and other documents relating thereto, to the extent in Seller’s possession.
c)
Seller shall have access to the Property for a period of three (3) business days following the Closing Date for the purpose of removing Seller proprietary property (marketing and other signage of Seller) and otherwise removing items at the Property identifying Seller (“Seller’s Marketing Signs”). Seller agrees to indemnify, defend and hold Buyer harmless from and against any and all losses, costs, expenses and liabilities suffered by Buyer directly as a result of Seller’s entry upon the Property following Closing in connection with Seller’s removal of Seller’s Marketing Signs from the Property. The foregoing indemnity shall survive Closing for a period of one (1) year.
d)
To effect the Closing, Buyer shall deliver to the Escrow Agent:
(i)
signed counterparts of the Ground Lease Assignment, Assignment of Leases, Solar Lease Assignments, the Tenant Notice Letters, General Assignment, Bond Assignment, Operating Agreement Assignment and Parking Assignment;

(ii)
a settlement statement with respect to the Closing;
(iii)
such other closing documents as may be reasonably necessary to consummate the transactions contemplated herein; and
(iv)
a letter to Seller on Buyer’s letterhead directing Seller where any amounts delivered by the tenants to Seller following the Closing that relate to Buyer’s period of ownership should be delivered, including, without limitation, Buyer’s wiring instructions.
e)
Unless otherwise provided herein, all documents and funds necessary for Closing shall be deposited in escrow as of 11:00 AM Eastern Time on the Closing Date. At Closing, the Escrow Agent shall:
(i)
deliver the Ground Lease Assignment to Buyer by submitting the Ground Lease Assignment for recording in the public records for the jurisdiction in which the Property is located;
(ii)
pay to Seller the Purchase Price less any credits to which Buyer is entitled, charge Seller and Buyer for the closing costs as set forth in Section 5 above, and disburse the Earnest Deposit to Seller, all in accordance with the agreed upon settlement statement;
(iii)
cause the Title Company to issue the Title Policy; and
(iv)
Seller shall deliver exclusive possession of the Property to Buyer at the Closing, except for the rights of any parties under the Permitted Exceptions.
f)
Within three (3) days following the Closing Date, Buyer or Escrow Agent, at Buyer’s option, cost and expense, shall assemble fully executed versions of the Tenant Notice Letters and deliver them to the tenants pursuant to the Leases and Temporary Occupancy Agreements. Copies of the fully executed Tenant Notice Letters, together with evidence of their delivery, shall be provided to each of Buyer and Seller promptly following delivery to the tenants. The provisions of this Section 6.2(f) shall survive Closing.
6.3
Estoppels.
a)
In accordance with the further terms and conditions of this Section 6.3, at least two (2) business days prior to Closing Seller shall use its commercially reasonable efforts to provide tenant estoppel certificates (the “Tenant Estoppels”) from the tenants under the Leases. Notwithstanding the foregoing, at a minimum Seller shall deliver to Buyer at or prior to Closing a Tenant Estoppel from: (i) Cinemark, Restoration Hardware, EoS Fitness, Five Below, Hyatt Centric, H&M and Nike (each a “Major Tenant”); and (ii) tenants under the Leases leasing not less than fifty percent (50%) of the remaining open and occupied gross leasable area of the Property that are subject to Leases with an original term of more than twelve (12) months (“Non-Major Tenants”). The Tenant Estoppels required to be delivered pursuant to subparts (i) and

(ii) in the preceding sentence and that are a condition to Closing as more particularly set forth herein are defined collectively as the “Required Estoppels”. For the avoidance of doubt, there is no requirement or obligation for Seller to obtain an estoppel from SunEdison under the Solar Leases. Seller agrees not to send out the Tenant Estoppels until after the expiration of the Due Diligence Period.
b)
The form of the Tenant Estoppel shall be substantially in the form of Exhibit "G" attached hereto and made a part hereof; provided, however, that if any tenant is required or permitted under the terms of its Lease to provide less information or to otherwise make different statements in a certification of such nature than are set forth on Exhibit "G", then Buyer shall accept any estoppel certificate and any modifications made to such estoppel certificate to the extent that such changes are consistent with the minimum requirements set forth in such tenant's lease; and provided further, however, that under no circumstances shall Buyer be required to accept any tenant estoppel certificate delivered in connection with this Section 6.3 to the extent that (i) the tenant discloses therein any material default by Seller under such tenant's Lease, (ii) the tenant estoppel certificate contains information that is materially and adversely inconsistent with the rent roll or Leases provided to Buyer and not previously disclosed to Buyer pursuant to the Due Diligence Material, the Commitment, the Survey or the Report or otherwise actually known to Buyer prior to the expiration of the Due Diligence Period; and/or (iii) fails to confirm that the applicable Lease is in full force and effect as of the date of the Tenant Estoppel.
c)
Buyer shall, within two (2) business days after Buyer's receipt of any executed Tenant Estoppels from Seller, respond to Seller in writing with any specific comments or concerns that Buyer has with respect to such Tenant Estoppels as a result of Buyer's review of such Tenant Estoppels and the applicable Lease for such tenant. If Buyer fails to respond to Seller within such two (2) business day period, the Tenant Estoppels delivered by Seller shall be deemed accepted by Buyer.
d)
In the event Seller has been unable to obtain the Required Estoppels at or prior to Closing, Seller shall have the right, upon written notice to Buyer, to extend the Closing Date by up to thirty (30) days in order to allow Seller additional time to obtain all Required Estoppels. Seller shall have no obligation to update any Tenant Estoppels described in this Section 6.3 at or prior to Closing. Notwithstanding anything contained herein to the contrary, if Buyer has not received the Required Estoppels in accordance with the terms of this Section 6.3 at or before the scheduled Closing (as may be extended), Seller shall not be deemed in default of this Agreement, but rather a failure of a condition to Closing shall have occurred, and Buyer shall have the right to (i) terminate this Agreement by delivery of written notice to Seller, in which event the Earnest Deposit shall be returned to Buyer promptly and neither Seller nor Buyer shall have any further rights or obligations hereunder, except for those obligations which are expressly stated in this Agreement to survive any termination of this Agreement, or (ii) waive such requirement and proceed to Closing.
e)
Additionally, Seller agrees to request Subordination, Non-Disturbance and Attornment Agreements (“SNDAs”) in a commercially reasonable form as may be provided by Buyer or Buyer’s lender, from such tenants under the Leases as may be requested by Buyer’s lender; provided however, nothing contained in this Agreement shall obligate Seller to obtain, negotiate or otherwise complete any SNDAs on behalf of Buyer or Buyer’s lender, and delivery of any SNDAs shall not be a condition to Buyer’s obligation to close on the purchase of the Property pursuant to the terms of this Agreement. Buyer shall deliver the identity of its lender to Seller, together with the fully completed SNDA forms as to such tenants where Buyer’s lender is requesting an SNDA, by no later than ten (10) business days following the Effective Date; provided, however, that if no such SNDA forms are provided to Seller prior to such deadline, then Seller shall be under no obligation to request SNDAs hereunder.
6.4
Covenants of Seller Pending Closing.
a)
From and after the expiration of the Due Diligence Period through the Closing Date, Seller shall not, except as set forth as Schedule 6.4 attached hereto: (i) modify, cancel, extend or otherwise change in any manner the terms and provisions of the Leases (but the foregoing shall not prevent Landlord from accepting any notice of extension, cancellation or other action received from a Tenant pursuant to a right set forth in its Lease); (ii) enter into any contracts for services or otherwise that may be binding upon the Property following Closing or upon Buyer; (iii) grant any easements on the Property; or (iv) enter into any new leases of space in the Property; in each instance without the express prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. Buyer agrees to deliver to Seller such consent or refusal of consent, in writing (and in the event Buyer refuses consent, Buyer shall include with such written refusal, with reasonable specificity, Buyer’s reasons for refusing consent), within three (3) business days after receipt of a written request from Seller seeking any such consent. In the event Buyer fails to deliver to Seller such consent or refusal of consent (including Buyer’s reasons therefor), in writing, within three (3) business days after receipt of a written request from Seller, Buyer shall be deemed to have consented, in all respects, to any and all matters set forth in the written request from Seller.
b)
From the Effective Date through the Closing Date, Seller shall continue to operate the Property in substantially the same manner as Seller has prior to the Effective Date; provided, however, Seller’s obligations under this Section 6.4(b) shall not include any obligation (i) to perform any repairs, replacements or improvements to the Property, or (ii) to pay any other expenditure not in the ordinary day-to-day maintenance of the Property. In addition, as of the Closing Date, the Property will no longer be insured under Seller’s insurance program, and Buyer shall be solely responsible for maintaining insurance on the Property on and after the Closing Date.
c)
From the Effective Date through the Closing Date, Seller shall not amend, modify or terminate the Ground Lease.
6.5
Contingencies.
a)
Ground Lease Consent. As a condition to Closing hereunder, Buyer acknowledges and agrees that, pursuant to and in accordance with the Ground Lease, an executed consent from the City approving the assignment of the Ground Lease to Buyer

(“City Consent”) shall be required. Seller shall no later than two (2) business days following the Expiration of the Due Diligence Period, request from the City the City Consent substantially in the form of Exhibit “O” attached hereto and made a part hereof. Buyer agrees to reasonably cooperate with Seller and City in obtaining the City Consent, including, if necessary, countersigning any proposed consent agreement or other related documents and instruments. The City Consent shall be in form and substance reasonably acceptable to Seller and Buyer (to the extent Buyer is required to countersign such consent documents; provided, however, that Buyer shall not have consent rights with respect to executing any such consent documents to the extent such consent documents are not inconsistent in any material respect to the Ground Lease). In no event shall Seller or Buyer be required to provide any concessions, inducements or other consideration in pursuit of such City Consent (subject to Buyer being subject to the Ground Lease from and after Closing), and such City Consent shall be obtained at no cost or expense to Buyer or Seller except for the cost of Buyer and Seller’s respective counsel. Each party’s obligation to proceed to Closing under this Agreement is contingent upon receipt of the City Consent from the City (the “Ground Lease Contingency”) prior to Closing. In the event Seller has been unable to obtain the City Consent prior to Closing, either Seller or Buyer shall have the right to extend Closing up to sixty (60) days by providing written notice to the other party in order to satisfy the Ground Lease Contingency; provided, however that, if such extension is exercised, the parties agree to close within three (3) business days of satisfaction of the Ground Lease Contingency. Seller shall use commercially reasonable efforts to obtain the City Consent, provided that, notwithstanding anything contained herein to the contrary, if the Ground Lease Contingency has not been satisfied in accordance with the terms of this Section 6.5(a) at or before the scheduled Closing (as may be extended), Seller shall not be deemed in default of this Agreement, but rather a failure of a condition to Closing shall have occurred, and except as Buyer and Seller may otherwise agree in writing, this Agreement shall then be deemed terminated, in which event the Earnest Deposit shall be returned to Buyer promptly and neither Seller nor Buyer shall have any further rights or obligations hereunder, except for those obligations which are expressly stated in this Agreement to survive any termination of this Agreement.
b)
Bond Consents. As a condition to Closing hereunder, Buyer acknowledges and agrees that, pursuant to and in accordance with those certain documents set forth on Schedule 6.5(b) attached hereto and made a part hereof (the “Bond Documents”), executed consents from both the City and U.S. Bank, N.A. (the “Bank”), approving the assignment of the Bond Documents to Buyer (“Bond Consents”) shall be required. Buyer agrees to reasonably cooperate with Seller, Bank and City in obtaining the Bond Consents, including, if necessary, countersigning any proposed consent agreement or other related documents and instruments. The Bond Consents shall be in form and substance reasonably acceptable to Seller and Buyer (to the extent Buyer is required to countersign such consent documents; provided, however, that Buyer shall not have consent rights with respect to executing any such consent documents to the extent such consent documents are not inconsistent in any material respect to the Bond Documents). In no event shall Seller or Buyer be required to provide any concessions, inducements or other consideration in pursuit of such Bond. Consents (subject to Buyer being subject to the Bond Documents from and after Closing), and such Bond Consents shall be obtained at no cost or expense to Buyer or Seller except for the cost of Buyer and Seller’s respective counsel. Each party’s obligation to proceed to Closing under this Agreement is contingent upon receipt of the Bond Consents from the City and the Bank (the “Bond Contingency”) prior to Closing. In the event Seller has been unable to obtain the Bond Consents prior to Closing, either Seller or Buyer shall have the right to extend Closing up to sixty (60) days by providing written notice to the other party in order to satisfy the Bond Contingency; provided, however that, if such extension is exercised, the parties agree to close within three (3) business days of satisfaction of the Bond Contingency. Seller shall use commercially reasonable efforts to obtain the Bond Consents, provided that, notwithstanding anything contained herein to the contrary, if the Bond Contingency has not been satisfied in accordance with the terms of this Section 6.5(b) at or before the scheduled Closing (as may be extended), Seller shall not be deemed in default of this Agreement, but rather a failure of a condition to Closing shall have occurred, and except as Buyer and Seller may otherwise agree in writing, this Agreement shall then be deemed terminated, in which event the Earnest Deposit shall be returned to Buyer promptly and neither Seller nor Buyer shall have any further rights or obligations hereunder, except for those obligations which are expressly stated in this Agreement to survive any termination of this Agreement.

SECTION 7 CONDITION OF PROPERTY.

7.1.
“As-Is” Condition. BUYER HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES THAT BUYER WILL HAVE, AS OF CLOSING, THOROUGHLY INSPECTED AND EXAMINED THE STATUS OF TITLE TO THE PROPERTY AND THE PHYSICAL CONDITION OF THE PROPERTY TO THE EXTENT DEEMED NECESSARY BY BUYER IN ORDER TO ENABLE BUYER TO EVALUATE THE PURCHASE OF THE PROPERTY. BUYER HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, BUYER IS RELYING SOLELY UPON THE INSPECTION, EXAMINATION, AND EVALUATION OF THE PHYSICAL CONDITION OF THE PROPERTY BY BUYER AND HAS NOT RELIED UPON ANY WRITTEN OR ORAL REPRESENTATIONS, WARRANTIES OR STATEMENTS, WHETHER EXPRESS OR IMPLIED, MADE BY SELLER, OR ANY PARTNER OF SELLER, OR ANY AFFILIATE, AGENT, EMPLOYEE, OR OTHER REPRESENTATIVE OF ANY OF THE FOREGOING OR BY ANY BROKER OR ANY OTHER PERSON REPRESENTING OR PURPORTING TO REPRESENT SELLER WITH RESPECT TO THE PROPERTY, THE CONDITION OF THE PROPERTY OR ANY OTHER MATTER AFFECTING OR RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. BUYER IS PURCHASING, AND AT CLOSING WILL ACCEPT, THE PROPERTY ON AN “AS IS,” “WHERE IS” AND “WITH ALL FAULTS” BASIS, WITHOUT REPRESENTATIONS, WARRANTIES AND/OR COVENANTS, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE; EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT. BUYER ACKNOWLEDGES THAT SELLER HAS MADE NO AGREEMENT TO ALTER, REPAIR OR IMPROVE THE PROPERTY.

AS USED IN THE PRIOR PARAGRAPH, THE TERM “CONDITION OF THE PROPERTY” MEANS THE FOLLOWING MATTERS: (I) THE QUALITY, NATURE AND ADEQUACY OF THE PHYSICAL CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE QUALITY OF THE DESIGN, LABOR AND MATERIALS

USED TO CONSTRUCT THE IMPROVEMENTS INCLUDED IN THE PROPERTY; THE CONDITION OF STRUCTURAL ELEMENTS, FOUNDATIONS, ROOFS, GLASS, MECHANICAL, PLUMBING, ELECTRICAL, HVAC, SEWAGE, AND UTILITY COMPONENTS AND SYSTEMS; THE CAPACITY OR AVAILABILITY OF SEWER, WATER, OR OTHER UTILITIES; THE GEOLOGY, FLORA, FAUNA, SOILS, SUBSURFACE CONDITIONS, GROUNDWATER, LANDSCAPING, AND IRRIGATION OF OR WITH RESPECT TO THE PROPERTY; THE LOCATION OF THE PROPERTY IN OR NEAR ANY SPECIAL TAXING DISTRICT, FLOOD HAZARD ZONE, WETLANDS AREA, PROTECTED HABITAT, GEOLOGICAL FAULT OR SUBSIDENCE ZONE, HAZARDOUS WASTE DISPOSAL OR CLEAN-UP SITE, OR OTHER SPECIAL AREA; THE EXISTENCE, LOCATION, OR CONDITION OF INGRESS, EGRESS, ACCESS, AND PARKING; THE CONDITION OF THE PERSONAL PROPERTY AND ANY FIXTURES; AND THE PRESENCE OF ANY ASBESTOS OR OTHER HAZARDOUS MATERIALS, DANGEROUS, OR TOXIC SUBSTANCE, MATERIAL OR WASTE IN, ON, UNDER OR ABOUT THE PROPERTY AND THE IMPROVEMENTS LOCATED THEREON; AND (II) THE COMPLIANCE OR NON-COMPLIANCE OF SELLER OR THE OPERATION OF THE PROPERTY OR ANY PART THEREOF IN ACCORDANCE WITH, AND THE CONTENTS OF: (A) ALL CODES, LAWS, ORDINANCES, REGULATIONS, AGREEMENTS, LICENSES, PERMITS, APPROVALS AND APPLICATIONS OF OR WITH ANY GOVERNMENTAL AUTHORITIES ASSERTING JURISDICTION OVER THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO ZONING, BUILDING, PUBLIC WORKS, PARKING, FIRE AND POLICE ACCESS, HANDICAP ACCESS, LIFE SAFETY, SUBDIVISION AND SUBDIVISION SALES, AND HAZARDOUS MATERIALS, DANGEROUS, AND TOXIC SUBSTANCES, MATERIALS, CONDITIONS OR WASTE, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR ABOUT THE PROPERTY THAT WOULD CAUSE STATE OR FEDERAL AGENCIES TO ORDER A CLEAN UP OF THE PROPERTY UNDER ANY APPLICABLE LEGAL REQUIREMENTS; AND (B) ALL AGREEMENTS, COVENANTS, CONDITIONS, RESTRICTIONS (PUBLIC OR PRIVATE), CONDOMINIUM PLANS, DEVELOPMENT AGREEMENTS, SITE PLANS, BUILDING PERMITS, BUILDING RULES, AND OTHER INSTRUMENTS AND DOCUMENTS GOVERNING OR AFFECTING THE USE, MANAGEMENT, AND OPERATION OF THE PROPERTY.

THIS RELEASE WILL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSEDTERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION AND, IN THAT REGARD, BUYER HEREBY EXPRESSLY WAIVES ALL RIGHTS AND BENEFITS IT MAY NOW HAVE OR HEREAFTER ACQUIRE UNDER CALIFORNIA CIVIL CODE SECTION 1542 WHICH PROVIDES: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER,WOULD HAVE MATERIALLYAFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

Buyer’s Initials:

Except as specifically set forth in this Agreement, Buyer acknowledges and agrees that it has not (and shall not) rely upon any statement and/or information from whomsoever made or given (including, but not limited to, any broker, attorney, agent, employee or other person representing or purporting to represent Seller) directly or indirectly, verbally or in writing, and Seller is not and shall not be liable or bound by any such statement and/or information.

Except as specifically set forth in this Agreement, Seller specifically disclaims any representation, warranty or guaranty with respect to the Property, express or implied, including, but not limited to, any representation or warranty as to the Property’s condition, fitness for a particular purpose, quality, freedom from defects or contamination (whether or not detectable by inspection), compliance with zoning or other legal requirements or as to the availability or existence of any utility or other governmental or private services or as to the amount of taxes assessed to the Property.

7.2.
Release of Claims Under Environmental Laws. Buyer, on behalf of itself and all future owners and occupants of the Property, hereby waives and releases Seller from any claims arising out of the environmental condition of the Property and all claims under any applicable federal, state or local environmental laws (“Environmental Laws”). For purposes of this Agreement, the term “Environmental Laws” shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq. and the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq., as amended from time to time; and any similar federal, state and local laws and ordinances and the regulations and rules implementing such statutes, laws and ordinances. The foregoing waiver and release shall be set forth in the Ground Lease and shall be binding upon all future owners and occupants of the Property, and this Section shall survive Closing and delivery of the Ground Lease.

SECTION 8 DUE DILIGENCE.

8.1
Seller’s Due Diligence Materials. Within five (5) business days after the Effective Date, Seller will either make available (either at a physical location or via electronic data room) or deliver to Buyer, as and if available, a copy of the information set forth on Schedule 8.1 to facilitate Buyer’s due diligence review of the Property (the “Due Diligence Material”). Seller, however, shall have no liability with regard to such Due Diligence Material and shall not be required to update the Due Diligence Material or provide any such Due Diligence Material that is not in Seller’s custody or control. Further, Seller makes no representation or warranty regarding the accuracy of the information contained in the Due Diligence Material and Seller shall have no obligation or liability with respect to any of the Due Diligence Material. Any costs associated with the Due Diligence Material beyond the first copy provided to Buyer will be at Buyer’s expense. Buyer acknowledges and agrees that all materials, data and information delivered by Seller to Buyer in connection with the transaction contemplated hereby are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer, except as otherwise expressly stated herein.
8.2
Inspections and Reports; Review of Commitment and Survey.
a.
During the period commencing on the Effective Date and expiring at 5:00

PM (Eastern Time) on May 11, 2026 (the “Due Diligence Period”), Seller shall permit Buyer and Buyer’s representatives to enter the Property at any time for the purpose of conducting inspections and investigations reasonably required by Buyer in order to determine the suitability of the Property for Buyer’s purposes (collectively, the “Inspections”). During the Due Diligence Period, pursuant to Section 3.2 herein, Buyer shall also review the status of title to the Property as set forth in the Commitment and all matters relating to the Survey. Buyer shall promptly repair any damage to the Property attributable to the conduct of the Inspections, and shall promptly return the Property to substantially the same condition as existed prior to the conduct thereof. No Inspections shall be conducted without Seller’s approval as to the time and manner thereof, which approval shall not be unreasonably withheld, conditioned or delayed. At Seller’s request, any such Inspection shall be performed in the presence of a representative of Seller. Any such Inspection shall be subject to any limitation under the Leases and shall be performed in a manner which does not interfere with the use, operation, or enjoyment of the Property, including, but not limited to, the rights of any tenant on the Property. Buyer shall cause copies of all information and written materials obtained or generated by third parties in connection with the conduct of all Inspections, including any tests and environmental studies conducted of the Property (“Reports”), to be delivered to Seller upon issuance thereof without cost to Seller.
b.
If the results of the Inspections or the Reports are not acceptable to Buyer, Buyer, in its sole discretion, may terminate this Agreement by written notice given to Seller prior to the expiration of the Due Diligence Period, in which event Buyer shall receive a refund of the Earnest Deposit and neither of the parties hereto shall have any further rights or obligations hereunder except for obligations that specifically survive the termination of this Agreement. If Buyer fails to terminate this Agreement prior to the expiration of the Due Diligence Period, Buyer shall be deemed to have waived the contingency set forth in this Section, and elected to proceed with the purchase of the Property. In addition, the Earnest Deposit, unless otherwise stated in this Agreement, shall become nonrefundable to Buyer, but shall remain applicable to the Purchase Price at Closing.
c.
Buyer hereby agrees to indemnify, defend and hold harmless Seller from and against any losses, liabilities, damages, costs or expenses incurred by Seller as a result of Buyer’s exercise of the right of inspection granted under this Section. Buyer acknowledges and agrees that any such Inspections conducted by Buyer or Buyer’s agents and representatives shall be solely at the risk of Buyer. Buyer shall carry commercial general liability insurance covering all activities conducted by Buyer, its agents, contractors and engineers on the Property. Such insurance shall have limits of not less than One Million Dollars ($1,000,000.00) for personal injury to or death of any one person, Two Million Dollars ($2,000,000.00) for personal injury to or death of any number of persons in any one accident and One Million Dollars ($1,000,000.00) for property damage, and shall name Seller, its agents, employees, and representatives as an additional insured. Insurance carried by the Buyer shall be primary and non-contributory to any insurance carried by the Seller. Prior to any entry onto the Property by Buyer or its agents or representatives, and as a condition to Buyer’s right to enter onto the Property, Buyer shall provide proof of such insurance to Seller. All of the obligations of Buyer under this

Section shall survive Closing or the termination of this Agreement.
8.3
Confidentiality. Buyer agrees that it shall treat all Due Diligence Material and Reports as confidential materials and shall not disclose any portion thereof except: (i) to the extent necessary in connection with its evaluation of the Property; (ii) to the extent required by law; (iii) to Buyer’s mortgage lender(s) or investors, if any, involved in the transaction contemplated by this Agreement; or (iv) with the express written consent of Seller. If this Agreement terminates in accordance with the terms hereof, Buyer shall promptly return to Seller or destroy all Due Diligence Material it received and shall not retain any copies of the Due Diligence Material. Notwithstanding any provision in this Agreement to the contrary, neither Buyer nor Buyer’s agents shall contact any governmental authority regarding Buyer’s discovery of any Hazardous Substances (as hereinafter defined) on, or any environmental conditions at, the Property without Seller’s prior written consent thereto. In addition, if Seller’s consent is obtained by Buyer, Seller shall be entitled to receive at least five (5) business days prior written notice of the intended contact and to have a representative present when Buyer has any such contact with any governmental official or representative. For the purposes of this Agreement, the term “Hazardous Substances” shall have the same definition as is set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq. (the “Superfund Act”); provided, however, that the definition of the term “Hazardous Substances” shall also include (if not included within the definition contained in the Superfund Act) petroleum and related byproducts, hydrocarbons, radon, asbestos, urea formaldehyde and polychlorinated biphenyl compounds. Buyer agrees that Seller may seek injunctive relief to prevent or limit an unauthorized disclosure of the Due Diligence Material and Reports and also may pursue any other remedies available under law or equity as a result of a breach or anticipated breach of this Section. All of the obligations of Buyer under this Section shall survive the termination of this Agreement.

SECTION 9 REPRESENTATIONS AND WARRANTIES.

a)
By Seller. Seller represents and warrants to Buyer as of the Effective Date that:
i)
Seller is a limited partnership duly organized and validly existing under the laws of the State of Delaware.
ii)
Seller has the capacity and authority to execute this Agreement and perform the obligations of Seller under this Agreement. All action necessary to authorize the execution, delivery and performance of this Agreement by Seller has been taken, and such action has not been rescinded or modified. Upon the execution of this Agreement, this Agreement will be legally binding upon Seller. The person signing this Agreement on behalf of Seller has been duly authorized to sign and deliver this Agreement on behalf of Seller.
iii)
The execution and delivery of this Agreement and performance by Seller will not conflict with or result in a violation of, or breach of, or constitute a default under any of the terms, conditions or provisions of any judgment, decree, loan agreement, bond, note, resolution, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party and which affects the Property or, to the actual knowledge of Seller, any law or administrative regulation.

iv)
Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code.
v)
Except as may be covered by Seller’s insurance policy, Seller has not received written notice of any legal actions, suits or similar proceedings pending and served against the Property, nor, to the actual knowledge of Seller, has any legal action, suit or similar proceeding been threatened in writing against the Property, within the twelve (12) month period prior to the Effective Date, which in any case, has not been cured, dismissed, settled or otherwise resolved.
vi)
To the actual knowledge of Seller, within the twelve (12) month period prior to the Effective Date, Seller has not received written notice of any pending actions, nor to Seller’s actual knowledge are there any threatened actions in writing, by any governmental authority having the power of condemnation or eminent domain which might result in all or any material portion of the Property or any interest therein being taken by eminent domain, condemnation or conveyed in lieu thereof, which in any case, has not been cured, dismissed, settled or otherwise resolved.
vii)
To the actual knowledge of Seller, within the twelve (12) month period prior to the Effective Date, Seller has received no written notice from any governmental authority alleging that the Property is in material violation of applicable laws, ordinances or regulations which has not been cured, dismissed, settled or otherwise resolved.
viii)
To the actual knowledge of Seller, except for Leases set forth on Exhibit “C” attached hereto, Seller is not a party to or, to Seller’s knowledge, otherwise bound by, any other leases with respect to the Property or any portion thereof as of the Effective Date. The copies of the Leases made available to Buyer with the Due Diligence Materials are the copies of the Leases used by Seller in Seller’s ordinary course of business. Except as set forth on Schedule 9.1(h), Seller has not given any tenant written notice that such tenant is in default of its Lease which default that has not been cured, dismissed, settled or otherwise resolved and Seller has not received from any tenant written notice of any claim, offset or default by Seller under any Lease that has not been cured, dismissed, settled or otherwise resolved. There are no outstanding tenant improvement allowances, costs of improvement work required to be provided or performed by Seller under the applicable Lease, brokerage commissions, legal fees, moving expenses, design expenses and other third party costs required to be paid by Seller under the applicable Lease other than those set forth on Schedule 5.7.
ix)
Except as disclosed in any environmental assessment or other environmental report or documentation included as part of the Due Diligence Material, within the twelve (12) month period prior to the Effective Date, Seller has received no written notice that the Property is in material violation of any Environmental Laws which has not been cured, dismissed, settled or otherwise resolved.
x)
Seller has not executed or entered into any other agreement to purchase, sell, option, lease or otherwise dispose of or alienate all or any portion of the Property other than this Agreement, the Leases and the Permitted Exceptions which remain binding upon Seller or the Property.
xi)
The Solar Leases listed on Schedule “1.2(h)” and made available to Buyer with the Due Diligence Materials are the copies of the Solar Leases used by Seller in Seller’s ordinary course of business. Seller has not received any written notice that Seller is in default under any Solar Lease which default has not been cured, dismissed settled or otherwise resolved. All amounts due and payable by Seller under the Solar Leases on or before the Effective Date have been paid in full.
xii)
The Operating Agreements listed on Schedule “6.2(a)” and made available to Buyer with the Due Diligence Materials are the copies of the Operating Agreements used by Seller in Seller’s ordinary course of business. Seller has not received any written notice that Seller is in default under any Operating Agreements which default has not been cured, dismissed settled or otherwise resolved.
xiii)
The Cable Agreements listed on Exhibit “C” and made available to Buyer with the Due Diligence Materials are the copies of the Cable Agreements used by Seller in Seller’s ordinary course of business. Seller has not received any written notice that Seller is in default under any Cable Agreements which default has not been cured, dismissed settled or otherwise resolved. All amounts due and payable by Seller under the Cable Agreements on or before the Effective Date have been paid in full.
xiv)
No tenant under any of the Leases has a right of first refusal to purchase the Property or any part thereof.

If Seller discovers that any of the representations or warranties of Seller in Section 9.1 is inaccurate or incomplete as a result of a change of fact or circumstances (and not as a result of a representation or warranty otherwise being materially inaccurate as of the Effective Date or a representation or warranty becoming materially inaccurate after the Effective Date and prior to Closing due to a breach or default by Seller under this Agreement), then Seller shall promptly deliver written notice to Buyer of such change in facts or circumstances (each a “Change Notice”). Upon Seller’s delivery to Buyer of any Change Notice, the representation and warranty described in such Change Notice shall be deemed updated and/or revised as described in the Change Notice, and Seller shall have no liability to Buyer therefor. In the event that any representation or warranty by Seller in Section 9.1 above is materially inaccurate as of the Closing Date (as disclosed to Buyer or as otherwise known by Buyer or discovered by Buyer prior to Closing), and if such material inaccuracy is due to either: (i) such representation or warranty otherwise being materially inaccurate as of the Effective Date; or (ii) such representation or warranty becoming materially inaccurate after the Effective Date and prior to Closing due to a breach or default by Seller under this Agreement; then only under such circumstances shall Buyer, as its sole and exclusive remedy, have the right to terminate this Agreement, in which event the Earnest Deposit shall be returned to Buyer by the Escrow Agent, and neither party hereto shall have any further obligations hereunder except for such obligations and indemnities which expressly survive the termination of this Agreement, and Buyer expressly waives the right to sue Seller for damages. Each of the representations and warranties of Seller contained in this Agreement is made as of the Effective Date and shall merge in the Ground Lease Assignment and shall not survive the Closing. As used in this Agreement, any and all references to “Seller’s knowledge,” “Seller’s actual knowledge” or phrases of similar import shall mean the conscious awareness of facts or other relevant information, without investigation or inquiry, by Bryan Gardell, Senior Transaction Director.

b)
By Buyer. Buyer represents and warrants to Seller as of the Effective Date that:
i)
Buyer is duly created and validly existing pursuant to the laws of the jurisdiction of its organization and is duly qualified to do business in the jurisdiction in which the Property is situated if and to the extent that such qualification is required.
ii)
Buyer has the capacity and authority to execute this Agreement and perform the obligations of Buyer under this Agreement. All action necessary to authorize the execution, delivery and performance of this Agreement by Buyer has been taken, and such action has not been rescinded or modified. Upon the execution of this Agreement, this Agreement will be legally binding upon Buyer. The person signing this Agreement on behalf of Buyer has been duly authorized to sign and deliver this Agreement on behalf of Buyer.
iii)
Buyer is not subject to any judgment or decree of a court of competent jurisdiction or governmental agency that would limit or restrict Buyer’s right to enter into and carry out this Agreement.
iv)
Neither the execution of this Agreement nor the consummation of the transactions contemplated herein by Buyer will constitute a breach under any contract or agreement to which Buyer is a party or by which Buyer is bound or affected.
v)
No consent or approval of any third party (including, without limitation any governmental authority) is or was required in connection with Buyer’s execution and delivery of this Agreement or its consummation of the transaction contemplated herein.
vi)
None of the funds to be used for payment by Buyer of the Purchase Price will be subject to 18 U.S.C. §§ 1956-1957 (Laundering of Money Instruments), 18 U.S.C.

§§ 981-986 (Federal Asset Forfeiture), 18 U.S.C. §§ 881 (Drug Property Seizure), Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001, or the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (the “USA Patriot Act”)

vii)
Buyer is not, and will not become, a person or entity with whom U.S. persons are restricted from doing business with under the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of Treasury (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), the USA Patriot Act, or other governmental action.

Buyer shall fully disclose to Seller, immediately upon Buyer’s becoming aware of its occurrence, any change in facts or circumstances of which Buyer becomes aware prior to the Closing that may affect the representations and warranties set forth above. In the event that any representation or warranty by Buyer is not accurate as of the Closing, Seller, as its sole and exclusive remedy, shall have the right to terminate this Agreement, in which event the Earnest Deposit shall be delivered and paid to Seller by the Escrow Agent and neither party hereto shall have any further obligations hereunder except for such obligations and indemnities which expressly survive the termination of this Agreement, and Seller expressly waives the right to sue Buyer for damages.

SECTION 10 DEFAULT.

10.1.
Seller Default. Notwithstanding any provision in this Agreement to the contrary, if the Closing does not occur by reason of a default by Seller which continues until the expiration of two (2) days after written notice from Buyer, then Buyer shall have the right, as its sole and exclusive remedy: (a) terminate this Agreement, in which event Buyer shall receive the Earnest Deposit and Seller will promptly reimburse Buyer for all of Buyer’s actual and verifiable out-of-pocket third party costs, including reasonable attorneys’ fees (the “Pursuit Costs”), relating to this Agreement, its diligence investigations and the transaction contemplated herein in an amount not to exceed the Pursuit Costs Cap, following which shall have no further rights or obligations hereunder except for obligations that specifically survive the termination of this Agreement; (b) waive such default and consummate the transactions contemplated hereby in accordance with the terms of this Agreement; or (c) specifically enforce this Agreement. As a condition precedent to Buyer exercising any right of to bring an action for specific performance as the result of Seller’s default hereunder, Buyer must commence such action within forty-five (45) days after the occurrence of such default. Buyer agrees that its failure to timely commence such action for specific performance within such forty-five (45) day period shall be deemed a waiver by it of its right to commence such an action. No other remedy or relief shall be available to Buyer, and Buyer hereby waives any and all other remedies.
10.2.
Buyer Default. Notwithstanding any provisions of this Agreement to the contrary, if Buyer breaches or defaults under this Agreement, or if Buyer otherwise fails to timely close this transaction for reasons other than Seller’s default or the failure of any of the express conditions to Buyer’s performance, and if such breach, default and/or failure by Buyer continues and is not fully cured within two (2) days after written notice from Seller, then as Seller’s sole and exclusive remedy: (a) this Agreement shall terminate; (b) the Earnest Deposit shall be paid to and retained by Seller as liquidated damages; and (c) except for those obligations that expressly survive the termination of this Agreement, Seller and Buyer shall have no further obligations to each other. The limitation of damages set forth herein shall not apply to any indemnities, covenants or obligations of Buyer which expressly survive either the termination of this Agreement or Closing, for which Seller shall be entitled to all rights and remedies available at law or in equity.

SECTION 11 BROKERS. Buyer and Seller each represent and warrant that they have not been represented by any broker in connection with the sale of the Property other than Bryan Ley of Northmarq (the “Broker”), and no commissions or fees are due to any other broker or finder by reason of either party’s actions in this matter. Seller shall pay Broker pursuant to a separate commission agreement. Buyer and Seller shall each be responsible for all liability, if any, for any broker or finder fees payable with respect to the sale of the Property that are attributable to its actions. Seller and Buyer shall and do each hereby indemnify, defend and hold harmless the other from and against the claims, demands, actions and judgments of any and all brokers, agents and other persons or entities alleging a commission, fee or other payment to be owing by reason of their respective dealings, negotiations or communications in connection with this Agreement or the purchase and sale of the Property. The indemnity obligations in this Section shall survive the termination of this Agreement or the Closing.

SECTION 12 EMINENT DOMAIN. In the event of the taking of the Property by eminent domain for any public or quasi-public use, or if notice of intent of a taking or sale in lieu of taking is received by Seller or Buyer, at or prior to Closing, which results in, or can reasonably be expected to result in, (i) a material reduction in size of the Property or materially interferes with Purchaser’s planned use or operation of the Property, (ii) a loss that materially affects the ingress and egress to or from, or common areas of, the Property or that reduces parking available at the Property such that the Property becomes non-compliant with applicable zoning regulations, (iii) a Major Tenant having a right to terminate its Lease (and such right has not been waived or deemed waived), or (iv) a diminution in the value of the Property that Seller and Buyer estimate in good faith will be in an amount more than Three Percent (3%) of the Purchase Price, Buyer shall have the right, to be exercised within fifteen (15) days after notice of such taking by written notice to Seller, to terminate this Agreement, in which event Buyer shall receive the Earnest Deposit and neither of the parties hereto shall have any further rights or obligations hereunder except for obligations that specifically survive the termination. In the event this Agreement is not terminated, Buyer shall consummate this transaction on the Closing Date (with no reductions in the Purchase Price), and Buyer shall be entitled to participate in any such condemnation or eminent domain proceedings and to receive all of the proceeds attributable to any portion of the Property to be conveyed to Buyer. For clarity, Buyer and Seller acknowledge and agree that in the event Seller delivers notice to Buyer in accordance with the foregoing Section 12, in no event shall such notice of any new taking or intent of taking by eminent domain for any public or quasi-public use constitute a breach by Seller of Section 9.1(f) above, and Seller shall have no liability to Buyer therefor; provided, however, Buyer shall retain its rights under this Section 12.

SECTION 13 CASUALTY. If prior to the Closing Date, a fire or other casualty to the Property which (i) gives rise to a Major Tenant having a right to terminate its Lease (and such right has not been waived or deemed waived), (ii) requires aggregate repair costs in excess of Three Percent (3%) of the Purchase Price, as such repair costs are estimated by a third party contractor selected by Seller and reasonably approved by Buyer or (iii) is not fully insured (other than a deductible), Seller’s reasonable judgment more than ten percent (10%) of the building(s), Seller shall notify Buyer in writing of such fire or other casualty (which writing shall detail the amount of insurance recoverable) and Buyer shall have the option to terminate this Agreement upon notice to Seller given within fifteen (15) days after Buyer’s receipt of Seller’s written notice aforesaid. Upon such termination, the Escrow Agent shall return the Earnest Deposit to Buyer, this Agreement shall terminate and neither party shall have any further obligation or liability to the other. In the event Buyer does not so elect to terminate this Agreement as aforesaid, or there is damage to or destruction of less than ten percent (10%) of the Property, Seller shall assign to Buyer any insurance claims, upon the written consent of the applicable insurer, and the amount of any deductible shall be subtracted from the Purchase Price and Buyer shall acquire the Property pursuant to this Agreement without any other reduction in the Purchase Price. In the event the applicable insurer will not consent to the assignments of any insurance claim to Buyer, Seller shall pursue the applicable insurance claim on behalf of Buyer (and Buyer shall assist Seller as reasonably requested by Seller) and will turn over insurance proceeds from such claim to Buyer, less any actual expenses of Seller’s pursuit of such insurance claim, upon Seller’s receipt of same.

SECTION 14 INTENTIONALLY OMITTED. SECTION 15 MISCELLANEOUS.

15.1.
Governing Law. This Agreement shall be governed by the laws of the State where the Property is located, without regard to rules regarding conflicts of laws.
15.2.
Counterparts; Electronic Signatures. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. Signatures delivered by PDF or DocuSign (or any other reputable electronic platform) shall be sufficient to bind the parties hereto.
15.3.
Entire Agreement. This Agreement, together with the attached exhibit(s), contains all of the terms and conditions of the agreement between the parties hereto, and any and all prior and contemporaneous oral and written agreements are merged herein.
15.4.
Modifications and Waivers. This Agreement cannot be changed nor can any provision of this Agreement, or any right or remedy of any party, be waived orally. Changes and waivers can only be made in writing, and the change or waiver must be signed by the party against whom the change or waiver is sought to be enforced. Any waiver of any provision of this Agreement, or any right or remedy, given on any one or more occasions shall not be deemed a waiver with respect to any other occasion.
15.5.
Parties Bound. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, successors, and assigns of the parties hereto.
15.6.
Assignment. Buyer may not assign its rights and obligations under this Agreement without Seller’s prior written consent; provided, however, at and concurrently with a Closing hereunder, Buyer may assign its rights and obligations under this Agreement without the consent of Seller, provided and on the condition that: (i) Buyer shall have given Seller written notice of the assignment and the identity of the assignee at least seven (7) days prior to Closing; (ii) Buyer or a principal of Buyer shall own a controlling interest in the assignee; and (iii) such assignee shall have assumed Buyer’s obligations hereunder by a written instrument of assumption in form and substance reasonably satisfactory to Seller. Notwithstanding any such assignment, Buyer shall nevertheless remain liable for all of Buyer’s obligations hereunder.
15.7.
Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be deemed given when made by personal delivery, sent next business day by delivery by a nationally recognized overnight courier, addressed as follows, or e-mail followed by another permitted means of delivery. Notice shall be deemed given on the date on which the notice is received by a party in the case of personal delivery or e-mail, or on the next business day immediately following receipt by the courier, in the case of an overnight courier:

If to Seller: DDR URBAN LP

c/o SITE Centers Corp. 3300 Enterprise Parkway

Beachwood, Ohio 44122 Attn: Bryan Gardell

E-mail: bgardell@sitecenters.com

With a copy to: DDR URBAN LP

c/o SITE Centers Corp. 3300 Enterprise Parkway

Beachwood, Ohio 44122 Attn: Michael Owendoff

E-mail: owendoff@curbline.com

And with a copy to: Benesch Friedlander Coplan & Aronoff LLP

127 Public Square, Suite 4900

Cleveland, Ohio 44114 Attn: Jennifer Katzakis

Email: jkatzakis@beneschlaw.com

If to Buyer: PIKE LONG BEACH OWNER LLC

220 Newport Center Drive #11-557

Newport Beach, California 92660 Attn: Colby Cyburt

E-mail: colby@redwoodwest.com

With a copy to: Buchalter LLP

3475 Piedmont Road NE Suite 1100

Attn: Nicholas J. Dancey, Lexis A. Gibson, Jason D. Brooks E-mail: ndancey@buchalter.com, jbrooks@buchalter.com and lgibson@buchalter.com

15.8.
Section Headings. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.
15.9.
Severability. If one or more of the provisions of this Agreement or the application thereof shall be invoked, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or any other application thereof shall in no way be affected or impaired.
15.10.
Time of the Essence. The parties agree that time is of the essence and that the failure of a party hereto to perform any act on or before the date specified herein for performance thereof shall be deemed cause for the termination hereof by the other party, without prejudice to other remedies available for default hereunder.
15.11.
Confidentiality; Public Disclosure. Without the prior written consent of Seller, (i) Buyer will not disclose to any person, other than their legal counsel or a proposed lender, either the fact that this Agreement has been entered into or any of the terms, conditions or other facts with respect thereto, including the status thereof; provided, that Buyer hereto may make such disclosure if compelled by court order or to comply with the requirements of any law, governmental order or regulation; and (ii) Buyer will not make any public disclosure or issue any press release pertaining to the existence of this Agreement, or to the proposed acquisition of the Property, except as required by law.
15.12.
Further Action. The parties hereto shall at any time, and from time to time on and after the Closing Date, upon the request of either, do, execute, acknowledge and deliver all such further acts, deeds, assignments and other instruments as may be reasonably required for the consummation of this transaction.
15.13.
Construction. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties hereto, it being recognized that both Seller and Buyer have contributed substantially and materially to the preparation of this Agreement.
15.14.
No Recording. Neither this Agreement nor any memorandum or short form thereof may be recorded by Buyer.
15.15.
Third Party Beneficiary. The provisions of this Agreement are not intended to benefit any parties other than Seller and Buyer.
15.16.
1031 Exchange. If so requested by either party, the other party will cooperate in structuring and completing this transaction for the requesting party so as to effect a like kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended. In particular, such other party will consent to the assignment by the requesting party prior to the Closing hereunder of its rights hereunder to a “qualified intermediary” or other third party for such purposes. The foregoing notwithstanding, in connection with any such exchange, neither party shall have any obligation to acquire title to any real property nor to enter into any contract: (i) that may create or impose upon such party any non-monetary obligation or negative covenant; (ii) that does not provide that the sole and exclusive remedy of any seller for a breach shall be to retain as liquidated damages the deposit paid to said seller; or (iii) that requires such party to execute any mortgage, deed of trust or similar financing instrument. It is further agreed that: (1) neither party shall assume any responsibility for the tax consequences to any other party arising out of any exchange effected pursuant to this Section; (2) the requesting party shall reimburse the other party for all additional costs and expenses (including reasonable attorney’s fees) incurred by such other party in connection with any such exchange; and (3) the requesting party shall indemnify and hold the other party harmless from and against any and all loss, cost, damage, expense or other liability (including reasonable attorneys’ fees) that such other party may incur or suffer in the performance of its obligations under this Section.
15.17.
Business Day. As used herein, a business day shall mean any day other than Saturday, Sunday or other day that commercial banks in the State in which the Property is located are authorized or required to close under applicable law. Notwithstanding the foregoing, Buyer and Seller expressly acknowledge and agree that the Friday after Thanksgiving shall in no event be deemed a business day under this Agreement. In the event that the expiration of any time period hereunder, including, without limitation, the Due Diligence Period shall expire on a non-business day, then such time period shall be extended until the close of business on the next following business day.

15.18.
California Specific Provisions. The parties intend this paragraph to be a conclusive recital of fact pursuant to Section 622 of the California Evidence Code. This Agreement, together with the attached exhibit(s), contains all of the terms and conditions of the agreement between the parties hereto, and any and all prior and contemporaneous oral and written agreements are merged herein. This agreement is intended to be a final expression of the agreement of the parties and is an integrated agreement within the meaning of Section 1856 of the California Code of Civil Procedure.

[Signatures Appear on Following Pages]

Docusign Envelope ID: D255F953-A265-83D3-825E-5FEC8BF687AD

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

SELLER:

DDR URBAN LP,

a Delaware limited partnership

By: DDR Urban, Inc.

Its: General Partner

By: /s/ Michael S. Owendoff

Print: Michael S. Owendoff

Title: Deputy General Counsel Date: May 1, 2026

BUYER:

PIKE LONG BEACH OWNER LLC,

a Delaware limited liability company

By: /s/ John Pomer

Print: John Pomer

Title: Authorized Representative Date: May 1, 2026

ESCROW CONSENT AND ACKNOWLEDGMENT

The undersigned agrees to act as the Title Company and Escrow Agent for the transaction described in the above Agreement as provided herein. Receipt of the Initial Deposit is hereby acknowledged. The undersigned agrees to hold and deliver the Initial Deposit and Additional Deposit (if applicable) in accordance with the terms of this Agreement.

FIRST AMERICAN TITLE INSURANCE COMPANY

Escrow No. NCS-xxx8978-CLE

By: /s/ Rebecca Groetsch

Rebecca Groetsch (Print Name)

Authorized Representative

Date: May 4, 2026